Exhibit 10.1

SUBLEASE AGREEMENT (THE "AGREEMENT") CONCLUDED BETWEEN THE COMPANY DENOMINATED PAPSA MERX S. DE R.L. DE C.V., REPRESENTED IN THIS ACT BY MS. MARTHA ELVA SEPULVEDA ELIZONDO, HEREAFTER THE "SUBLESSOR", AND BY THE COMPANY DENOMINATED SOW GOOD, INC., IN THIS ACT REPRESENTED BY CLAUDIA GOLDFARB, HEREAFTER THE "SUBLESSEE", PER THE FOLLOWING STATEMENTS AND CLAUSES:

CONTRATO DE SUBARRENDAMIENTO (EL “CONTRATO”) QUE CELEBRAN POR UNA PARTE LA SOCIEDAD DENOMINADA PAPSA MERX S. DE R.L. DE C.V., REPRESENTADA EN ESTE ACTO POR LA ARQ. MARTHA ELVA SEPULVEDA ELIZONDO Y A QUIEN EN LO SUCESIVO SE LE DENOMINARÁ LA "SUBARRENDADORA" Y POR LA OTRA PARTE LA SOCIEDAD DENOMINADA SOW GOOD, INC. EN ESTE ACTO REPRESENTADA POR CLAUDIA GOLDFARB Y A QUIEN EN LO SUCESIVO SE LE DENOMINARÁ LA"SUBARRENDATARIA”, MISMOS QUE SE SUJETAN AL TENOR DE LAS SIGUIENTES DECLARACIONES Y CLÁUSULAS:

S T A T E M E N T S	D E C L A R A C I O N E S

I.- The SUBLESSOR, declares through its representative the following:	I.- La SUBARRENDADORA, manifiesta a través de su representante lo siguiente:

A) That is a business entity incorporated under the modality of a variable capital company, constituted by the Public Deed no. 122,393, dated November 14th, 2019, passed before the faith of Mr. Othón Pérez Fernández del Castillo, Notary Public no. 63 of Mexico City, inscribed in the Public Registry of Property and Commerce with registry no. 201900290647, dated December 2nd, 2019, with address in Paseo de la Reforma Ave, no. 2620-10, Lomas Altas suburb, Miguel Hidalgo Delegation, Mexico City, postcode 11950;	A) Que es una sociedad mercantil de las denominadas anónimas de capital variable, constituida mediante la escritura pública núm. 122,393, de fecha 14 de Noviembre de 2019, pasada ante la fe del Licenciado Othón Pérez Fernández del Castillo, Notario Público núm. 63 de la Ciudad de México, inscrita en el Registro Público de la Propiedad y de Comercio con el folio mercantil núm. 201900290647, de fecha 2 de Diciembre de 2019, con domicilio en Av. Paseo de la Reforma núm. 2620-10, Col. Lomas Altas, Delegación Miguel Hidalgo, Ciudad de México, C.P.11950;

B) That its representative has sufficient power and authority to execute this Agreement and to bind it in the terms thereof, as is justified through the Public Deed no. 125,009, dated December 17, 2020 passed before the faith of Mr. Othón Pérez Fernández del Castillo, Notary Public no. 63, with exercise in Mexico City, which have not been limited or revoked as of the date of this Agreement;	B) Que su representante cuenta con poder y facultades suficientes para celebrar el presente Contrato y obligarla en los términos del mismo, como lo justifica con la escritura pública núm. 125,009, de fecha 17 de Diciembre del 2020 pasada ante la fe del Licenciado Othón Pérez Fernández del Castillo, Notario Público núm. 63, con ejercicio en la Ciudad de México, mismas que no le han sido revocadas o modificadas a la fecha del presente Contrato;

C)    That pursuant to the authorization letter with the same date of this Agreement, issued by the original landlord, Banco Actinver, S.A. Institución de Banca Múltiple, Grupo Financiero Actinver pursuant to the lease agreement FPPA_CYTRUS12-01, dated March 15, 2017 attached hereto as "Attachment (1)" (the "Original Lease Agreement"), a copy of such authorization which Sublessor will deliver to Sublessee upon the execution of this Agreement and attached as "Attachment (2)", it’s duly authorized to enter this Agreement and to sublease to Sublessee an office space of 141 M2 (one hundred and forty one square meters) in the twelfth floor of the property denominated Cytrus ( the “Building”), located in Av. Roble 660, Valle del Campestre, 66265 San Pedro Garza García Municipality, State of Nuevo León, zip code 66269 (the "Place" or "Premises") as referred the in the plan attached hereto as "Attachment (4)", including the furniture and fixtures inside the Place listed in "Attachment (3)" attached hereto, (the "Inventory") and five parking spaces in sections E3, E4 and E5 of the Building.

C)    Que de conform idad con la carta de autorización con la misma fecha de este Contrato, emitida por el arrendador original, Banco Actinver, S.A. Institución de Banca Múltiple, Grupo Financiero Actinver conforme a lo establecido en el contrato de arrendamiento FPPA_CYTRUS12-01, de fecha 15 de marzo de 2017 que se adjunta al presente como “Anexo (1)” (el "Contrato de Arrendamiento Original"), copia de dicha autorización que el Subarrendador entregará al Subarrendatario al celebrarse este Contrato y que será incluida como "Anexo (2)", queda debidamente autorizado para celebrar este Contrato y subarrendar a la SUBARRENDATARIA un espacio de oficina de 141 M2 (ciento cuarenta y un metros cuadrados) en el piso décimo primero del inmueble denominado Cytrus (el “Edificio”), ubicado en Av. Roble 660, Valle del Campestre, 66265 Municipio San Pedro Garza García, Estado de Nuevo León, código postal 66269 (el "Local") a que se refiere el plano adjunto al presente como "Anexo (4)", incluyendo el muebles y enseres dentro del Local listados en el "Anexo (3)" adjunto al presente, (el "Inventario") y cinco espacios de estacionamiento en las secciones E3, E4 y E5 del Edificio.

D) That the Premises are in full compliance with the applicable laws and are found free from all and any occupation, use, enjoyment, authorization, concession, lien, or seizure, litigation, conflict, option, preferential or rights of first refusal, as well as free from any commitment, responsibility or any other obligation of any kind that may affect, restrict or exclude the legal and peaceful use and enjoyment of the Premises and current in the payment of each and every contribution and/or rights.

D)    Que el Local se encuentra en pleno cumplimiento de las leyes aplicables y se encuentran libres de toda y cualquier ocupación, uso, goce, autorización, concesión, gravamen o embargo, litigio, conflicto, opción, preferencial o derecho del tanto, así como libre de cualquier compromiso, responsabilidad o cualquier otra obligación de cualquier tipo que pueda afectar, restringir o excluir el uso y disfrute legal y pacífico del Local y al corriente en el pago de todas y cada una de las aportaciones y/o derechos.

E) That the Premises have a commercial use in accordance with the intended use of the SUBLESSEE.	E) Que el Local cuenta con uso de suelo comercial, conforme al uso pretendido de la SUBARRENDATARIA.

F) That it wishes to lease to the SUBLESSEE, the Place and the Inventory under the terms of this Agreement .	F) Que desea dar en subarrendamiento a la SUBARRENDATARIA, el Local conforme a los términos del presente Contrato.

II.- The SUBLESSEE declares through its representative the following:	II.- La SUBARRENDATARIA manifiesta a través de su representante lo siguiente:

A) That is a business entity incorporated under the laws of the State of Nevada, United States of America.	A) Que es una sociedad constituida conforme a las leyes del Estado de Nevada, Estados Unidos de América.

B) That its representative has sufficient power and authority to enter into this Agreement and to bind it in the terms thereof	B) Que su representante cuenta con poder y facultades suficientes para celebrar el presente Contrato y obligarlo en los términos del mismo, como lo justifica con la escritura pública

C) That its intention is to rent the Place referred to in the subsection D) of Statement I of this Agreement and that the resources to fulfill its obligations under this Agreement have lawful origin.

C) Que es su intención tomar en subarrendamiento el Local a que se refiere el inciso D) de la Declaración I de este Contrato y que los recursos que utilizará para cumplir con las obligaciones a su cargo establecidas en el presente Contrato son de procedencia lícita.

III.- The parties recognizing their legal existence, as well as their legitimate representation and the full legal capacity of the individuals that represent them, agree to be obliged by this Agreement according to the following:	III.- Las partes reconociendo su existencia legal, así como su legítima representación y la plena capacidad jurídica de las personas físicas que los representan, convienen obligarse por este Contrato al tenor de las siguientes:

C L A U S E S	C L Á U S U L A S

FIRST. - PURPOSE. - Through this Agreement, and subject to the condition precedent that the Sublessor delivers a copy to the Sublessee of the authorization referred in Section I (C) of the Statements above, the SUBSUBLESSOR leases to the SUBLESSEE, and the SUBLESSEE receives, the Place described and identified in the subsection D) of Statement I of this Agreement, together with the Inventory and the parking space referred therein.

PRIMERA.- OBJETO.- Por medio del presente Contrato, y sujeto a la condición suspensiva de que el Subarrendador entregue una copia al Subarrendatario de la carta autorización referida en la Sección I (C) de la sección de Declaraciones anterior, la SUBARRENDADORA da en subarrendamiento a la SUBARRENDATARIA, y ésta recibe con tal carácter, el Local descrito e identificados en el inciso D) de la Declaración I de este Contrato, junto con el inventario y los cajones de estacionamiento ahí identificados.

Likewise, SUBSUBLESSOR also grants to the SUBLESSEE the non-exclusive right to use the common areas of the Building in which the Place is located, including, but not limited to, the restrooms, lobbies, elevators, sidewalks, and stairwells, that are used in common with other tenants (hereinafter, the "Common Areas”).	Asimismo, la SUBARRENDADORA concede a la SUBARRENDATARIA el derecho no exclusivo a utilizar las áreas comunes del Inmueble en el que se ubica el Local, que incluyen de manera enunciativa pero no limitativa, los baños, vestíbulos, ascensores, pasillos y escaleras que se usan en común con otros inquilinos (en adelante, las “Áreas Comunes”).

The Parties agree that notwithstanding the authorization letter referred to in section I (C) of the preceding statements, the SUBLESSOR will be responsible to Banco Actinver, S.A. Multiple Banking Institution, Grupo Financiero Actinver and its administrator, Capital Natural, S.A.P.I. of C.V. of all the terms and conditions of the Original Lease Agreement, therefore the SUBLESSEE will not be considered as subrogated in the rights and obligations of the SUBLESSOR under the Original Lease Agreement.	Las Partes acuerdan que no obstante la carta autorización referida en la sección I (C) de las declaraciones que anteceden, la SUBARRENDADORA será responsable ante Banco Actinver, S.A. Institución de Banca Múltiple, Grupo Financiero Actinver y su administrador, Capital Natural, S.A.P.I. de C.V. de todos los términos y condiciones del Contrato de Arrendamiento Original, por lo que la SUBARRENDATARIA no se considerará como subrogada en los derechos y obligaciones de la SUBARRENDADORA bajo el Contrato de Arrendamiento Original.

SECOND. – USE. – The SUBLESSEE undertakes to occupy the leased Place and the furniture of the Inventory solely as an administrative office.	SEGUNDA.- DESTINO.- La SUBARRENDATARIA se obliga a ocupar el Local arrendado y el mobiliario del Inventario únicamente como una oficina administrativa.

The SUBLESSEE will use the Place object of this Agreement only as an administrative office, for an activity that is totally attached to the law and that it carries out with resources that, in any way, neither directly nor indirectly, were the result of committing some illicit act, so its obliged with the SUBSUBLESSOR to the following:	La SUBARRENDATARIA utilizará el Local objeto del presente Contrato únicamente como una oficina administrativa, para una actividad que se encuentra totalmente apegada a derecho y que realiza con recursos que, de ninguna forma, ni directa ni indirectamente, fueron producto de la comisión de algún acto ilícito, por lo que se obliga frente a la SUBARRENDADORA a lo siguiente:

(i) That the Place object of this Agreement shall not be an instrument or subject to any crime committed by SUBLESSEE, in particular organized crime, crimes against health, abduction, theft of vehicles and trafficking in persons.	(i) Que el Local objeto de este Contrato no será instrumento ni objeto de ningún delito que cometa la SUBARRENDATARIA, en particular de los delitos de delincuencia organizada, delitos contra la salud, secuestro, robo de vehículos y trata de personas.

(ii) That the Place object of this Agreement will not be used or intended to conceal or mix goods resulting from any crime.	(ii) Que el Local objeto del presente Contrato no será utilizado o destinado a ocultar o mezclar bienes producto de algún delito.

(iii) That the SUBLESSEE’s work activity is not related, directly or indirectly, to the commission of unlawful acts. That it is obliged to use the Place in peace and safety and to be liable to the SUBLESSOR in case of a breach of this Agreement.	() Que la actividad laboral de la SUBARRENDATARIA no está relacionada, ni directa, ni indirectamente, con la comisión de actos ilícitos. Que se obliga a usar el Local de manera pacífica y segura y es responsable con la SUBARRENDADORA en caso de incumplir el presente Contrato.

THIRD. – CONTRACT TERM AND DELIVERY OF THE PLACE BY SUBLESSOR. – The parties agree that this Agreement will have a validity of 17 (seventeen) months, which will start on February 1st, 2024, to conclude precisely on June 13th, 2025 (“Completion Date”).	TERCERA.- VIGENCIA Y ENTREGA DEL LOCAL POR LA SUBARRENDADORA. – Las partes acuerdan el presente Contrato tendrá una vigencia de 17 (diecisiete) meses, que iniciará el día 1 de Febrero de 2024, para concluir precisamente el día 13 de junio de 2025 (“Fecha de Term inación”).

For every day after June 13th 2025 that the SUBLESSEE fails to deliver the Place to SUBLESSOR for use hereunder, the monthly rent listed in the Fourth Clause below shall increase to a total amount of 1.5 times the agreed rent (that is, a 50% increase), to be applied on a pro-rata basis based on the number of days of delayed delivery.	Por cada día posterior al 13 de junio de 2025 en que la SUBARRENDATARIA no entregue el Local a la SUBARRENDADORA para su uso en virtud del presente Contrato, la renta mensual se incrementará a un total de 1.5 veces la renta acordada (es decir, un 50% de incremento), aplicado de forma proporcional al número de días de retraso.

The SUBLESSOR agrees to deliver the Place in good condition with functioning fixtures, fittings and Inventory and in accordance with all applicable laws, rules, and regulations. Within the first seven (7) days after delivery of the Place, the SUBLESSEE may present to the SUBLESSOR a punch list of fixtures, fittings, and Inventory in the Place that require repairs, and SUBLESSOR shall complete such repairs, at SUBLESSOR’S sole cost, within thirty (30) days of receipt of such punch list. The parties shall conduct a walk-through after completion of the punch-list items to evaluate and document the condition of the Place.

La SUBARRENDADORA se compromete a entregar el Local, sus accesorios y el Inventario en buenas condiciones y funcionando de conformidad con todas las leyes, normas y reglamentos aplicables. Dentro de los primeros siete (7) días posteriores a la entrega del Local, la SUBARRENDATARIA podrá presentar a la SUBARRENDADORA una lista de verificación accesorios e Inventario en el Local que necesiten reparaciones y la SUBARRENDADORA deberá llevar a cabo dichas reparaciones a su cargo dentro de los treinta (30) días siguientes a la recepción de la lista de verificación. Las partes realizarán un recorrido después de completar las reparaciones señaladas en la lista de verificación para evaluar y documentar las condiciones del Local.

The parties agree that the SUBLESSEE, does not have the option to renew the term of this Agreement.	Las partes acuerdan que la SUBARRENDATARIA, no tendrá la opción de renovar automáticamente el plazo del presente Contrato.

Except for acts or omissions of the SUBLESSOR that prevent the use and peaceful enjoyment of the Premises, or as otherwise set forth herein or otherwise agreed by the parties in writing, the parties agree that the SUBLESSEE will not have the option to terminate the Agreement in advance, so in case of vacating the Place prior to the expiration of the term, it may only do so upon the liquidation of all the pending payment rentals until the Completion Date established in this Clause, except as otherwise set forth herein or otherwise agreed by the parties in writing.	Salvo por actos u omisiones de la SUBARRENDADORA que impidan el uso y goce pacífico del Local o por aquello que establezca lo contrario en este documento o que las partes acuerden lo contrario por escrito, las partes acuerdan que la SUBARRENDATARIA no tendrá la opción de terminar anticipadamente el Contrato, por lo que en caso que desocupar el Local antes del vencimiento del plazo, únicamente podrá realizarlo previa liquidación de la totalidad de las rentas que se encuentren pendientes de pago hasta la Fecha de Term inación establecida en la presente Cláusula, salvo que se establezca lo contrario en este documento o que las partes lo acuerden por escrito.

If, during the term of this Agreement, for any reason the transfer of the ownership of the Place occurs, the lease shall remain in place under the terms of this Agreement and SUBLESSEE shall not be disturbed of its tenancy.	Si, durante la vigencia del Contrato, por cualquier motivo se verificare la transmisión de la propiedad del Local, el subarrendamiento subsistirá en los términos del Contrato y la SUBARRENDATARIA no deberá ser molestada en su tenencia.

FOURTH. - RENT. - The SUBLESSEE undertakes to pay monthly, and in advance to the SUBLESSOR as rent for the Premises and Inventory, the amount of $5,250 USD (five thousand. Two hundred and fifty USD) plus the corresponding Value Added Tax (VAT). The SUBLESSOR warrants that square meter measurement established in Subsection C) of Statement I of this Agreement is an accurate measurement that was measured in compliance of the Building Owners and Managers Association International Standards (“BOMA Standards”).	CUARTA. - RENTA. - La SUBARRENDATARIA se obliga a pagar mensualmente y en forma anticipada a la SUBARRENDADORA por concepto de renta del Local e Inventario la cantidad de $ 5,250.00 (cinco mil doscientos cincuenta DLLS más el Impuesto al Valor Agregado (IVA) correspondiente. La SUBARRENDADORA garantiza que la medición del metro cuadrado establecida en la Subsección C) de la Declaración I de este Contrato es una medición precisa que cumple con las Normas de la Asociación Internacional de Propietarios y Administradores de Edificios (“Normas BOMA”).

The payment of the agreed rent mentioned above will be made within the first (5) five calendar days of each calendar month, once the Grace Period mentioned in this clause ends.	El pago de la renta pactada mencionada anteriormente se realizará dentro de los primeros (5) cinco días naturales de cada mes calendario, una vez de terminado el Período de Gracia mencionado en esta misma clausula.

The SUBLESSOR will issue the corresponding invoices that comply with the current tax requirements and send them by email to the SUBLESSEE within one business day following the date of payment of the rent.	La SUBARRENDADORA queda obligada a expedir las facturas correspondientes que cumplan con los requisitos fiscales en vigor y enviarlas por correo electrónico a la SUBARRENDATARIA dentro del día hábil siguiente a la fecha de pago de la renta.

Notwithstanding anything herein to the contrary, SUBLESSEE will not be deemed in breach under this Agreement for failing to pay timely rent within such five (5) day period unless SUBLESSEE fails to pay timely rent for two (2) consecutive months or four (4) times during any twelve (12) month period during the term of this Agreement.	No obstante lo dispuesto en este documento, la SUBARRENDATARIA no incumplirá el presente Contrato por no haber pagado el alquiler dentro del plazo del plazo de cinco (5) días a menos que la SUBARRENDATARIA no pague el alquiler por dos (2) meses consecutivos o no pague en cuatro (4) ocasiones durante un periodo de doce (12) meses durante la vigencia de este Contrato.

The SUBLESSEE will enjoy a "Grace Period" beginning on January 15th 2024 to conclude precisely on February 14th 2024, during which time the SUBLESSEE will not pay the agreed rent stated in this Clause.	La SUBARRENDATARIA gozará de un “Periodo de Gracia” que iniciarán el día 15 de Enero 2024 para concluir precisamente el día 14 de febrero de 2024, durante el cual la SUBARRENDATARIA no pagará la renta pactada en esta Cláusula.

The SUBLESSOR shall use its best efforts to ensure that the Building Administration provides routine cleaning, maintenance and repair of the Common Areas during the term of this Agreement according to best industry practices. Notwithstanding the foregoing, the Maintenance Fee shall not cover capital expenditures by SUBLESSOR.	La SUBARRENDADORA hará todo lo posible para asegurar que la Administración del Inmueble lleve a cabo la limpieza de rutina, el mantenimiento y la reparación de las Áreas Comunes durante la vigencia de este Contrato de acuerdo con las mejores prácticas de la industria. No obstante lo anterior, la Cuota de Mantenimiento no cubrirá los gastos de capital por parte de la SUBARRENDADORA.

The SUBLESSEE will pay at the moment of the mutual signing of this Agreement one month of rent in advance for the period counted from February 1st , 2024 to March 1th 2024. The amount to be paid will be $5,250 USD (Five thousand two hundred and fifty USD) plus the corresponding VAT. Starting from March 1st, 2024, the rent shall continue to be paid monthly until the Completion Date according to what is established in Third Clause.	La SUBARRENDATARIA pagará al momento en que ambas partes firmen este Contrato 1 mes de renta por adelantado correspondiente al periodo del día 1º de febrero 2024 al día 1o de marzo 2024. La cantidad a pagar será de $ $5,250 (cinco mil doscientos cincuenta DLLS) más el IVA que corresponda. A partir del día 1º de marzo de 2024, la renta seguirá siendo pagada de manera mensual hasta la Fecha de Terminación de acuerdo a lo establecido en la Cláusula Tercera.

The parties agree that the rent will be fixed for the entire term of this Agreement, and will be increased only upon the renewal of the same and according to the CPI (Consumer Price Index), based on inflation for the last twelve months prior to the renewal date.	Las partes acuerdan que la renta será fija durante toda la vigencia del presente Contrato y se incrementada únicamente en caso de que el mismo sea renovado por las partes, en base al CPI (Consumer Price Index), tomando como base la inflación de los doce últimos meses anteriores a la fecha de renovación.

In the event that the CPI is discontinued, the SUBLESSOR will replace it with any other index or government indicator that will communicate to the SUBLESSEE, with which a similar result is obtained to that which would have been obtained with the CPI	En caso de que el CPI fuese descontinuado, la SUBARRENDADORA lo sustituirá con cualquier otro índice o indicador gubernamental que comunicará a la SUBARRENDATARIA, con el cual se obtenga un resultado similar al que se hubiese obtenido con el CPI

The SUBLESSEE is obligated to pay, without the necessity of any requirement the rental derived from this Agreement, at the address of the SUBLESSOR located Roble Ave, no. 660, PH1- Level 12, Valle del Campestre suburb, San Pedro Garza Garcia Municipality, State of Nuevo León, postcode 66265. It is understood that the payment of said rent will be made against delivery of the corresponding invoice receipt issued by the SUBLESSOR. Notwithstanding the above, the payment of the rent in accordance with this Agreement may be made by electronic transfer in favor of the SUBLESSOR, precisely to the following bank account:

La SUBARRENDATARIA se obliga a pagar sin la necesidad de requerimiento alguno las rentas que se deriven del presente Contrato, en el domicilio de la SUBARRENDADORA, ubicado en Av. Roble 660, PH1- Nivel 12, col. Valle del Campestre, San Pedro Garza García, Nuevo León, C.P. 66265. Queda entendido que el pago de la mencionada renta se hará contra entrega del recibo fiscal correspondiente que al efecto expida la SUBARRENDADORA. No obstante, lo anterior, el pago de la renta de acuerdo con el presente Contrato podrán hacerse mediante transferencia electrónica a favor de la SUBARRENDADORA, precisamente a la siguiente cuenta bancaria:

Bank/ Banco:

Beneficiary/ Beneficiario:
Account/ Cuenta:
CLABE:
Branch/ Sucursal:
Currency/ Moneda:

Any monthly rent will be paid in full even if the SUBLESSEE occupies the Place only part of the month. The parties agree that the SUBLESSEE shall make the payment of the rental in the terms of this Clause regardless of whether or not it occupies the leased property and that in no case will retain all or part of them, except as stated otherwise herein.	Toda renta mensual será pagada íntegramente aun cuando la SUBARRENDATARIA ocupe el Local solo parte del mes. Las partes acuerdan que la SUBARRENDATARIA deberá realizar el pago de la renta en los términos de la presente Cláusula independientemente de que ocupe o no el Inmueble Arrendado y que en ningún caso retendrá todo o parte de éstas, salvo lo establecido en el presente contrato.

If the payment of the rent or any other pecuniary benefit to which the SUBLESSEE is obligated under this Agreement is made after the fifth calendar day of the month for two (2) consecutive months or four (4) times during any twelve (12) month period during the term of this Agreement the SUBLESSEE due to such default is obliged to pay to the SUBLESSOR a moratorium interest of (5%) five percent of the monthly rent.	Si el pago de la renta, o cualquier otra prestación pecuniaria a que esté obligada la SUBARRENDATARIA de conformidad al presente Contrato, es realizado después del quinto día natural de cada mes durante dos (2) meses consecutivos o cuatro (4) veces durante cualquier periodo de doce (12) meses durante la vigencia de este Contrato la SUBARRENDATARIA por tal incum plimiento está obligada a parar a la SUBARRENDADORA un interés moratorio de (5%) cinco por ciento del alquiler mensual.

The SUBLESSOR will pay directly to the administration the current maintenance fee, as well as the electricity and internet services, which the SUBLESSEE have access.	La SUBARRENDADORA se hará cargo de pagar directamente a la Administración del Inmueble la Cuota de Mantenimiento vigente del edificio, así como los servicios de luz y internet, a los que la SUBARRENDATARIA tendrá derecho de uso.

The SUBLESSEE shall have the right to audit the records of the Building Administration to examine the calculation of the Maintenance Fee, and SUBLESSOR shall use its best efforts to provide the necessary proof of increase to SUBLESSEE.	La SUBARRENDATARIA tendrá derecho a auditar los registros de la Administración del Inmueble para examinar el cálculo de la Comisión de Mantenimiento, y la SUBARRENDADORA hará todo lo posible para proporcionar la prueba de aumento necesaria al SUBARRENDATARIA.

FIFTH. – DEPOSIT OF GUARANTEE. - On the date of signature of this Agreement, the SUBLESSEE shall deliver to the SUBLESSOR the amount of $5,250 USD (five thousand two hundred and fifty USD) as deposit of guarantee, equivalent to one month rent.	QUINTA. – DEPÓSITO DE GARANTÍA - En la fecha de firma del presente contrato, la SUBARRENDATARIA entregará a la SUBARRENDADORA la cantidad de $5,250 USD (cinco mil doscientos cincuenta USD.) como depósito en garantía, equivalente a un mes de renta.

This deposit of guarantee will only serve to guarantee the fulfillment of the obligations of payment and other obligations of the “SUBLESSEE" derived from this Agreement. This deposit will be returned one month after termination of this Agreement, provided that the SUBLESSEE has covered all its debts with the SUBLESSOR, including any other debts for damages to the Place and to the furniture of the Inventory (fair wear and tear excepted) and any other debts that derive from this Agreement. This deposit will be returned without interests.

Este depósito en garantía servirá únicamente para garantizar el cumplimiento de las obligaciones de pago y demás obligaciones de la SUBARRENDATARIA derivados del presente Contrato. Dicho depósito será devuelto un mes después de desocupado el Local,         siempre         y         cuando         la SUBARRENDATARIA haya cubierto todos sus adeudos con la SUBARRENDADORA, incluyendo cualquier otro adeudo por concepto daños al Local y al mobiliario del Inventario (exceptuando el desgaste normal) y cualquier otro adeudo que derive del presente Contrato. Este depósito se devolverá sin intereses.

SIXTH. – DELIVERY OF THE PLACE BY SUBLESSEE. – Upon termination hereof, The SUBLESSEE is obliged to vacate and deliver to the SUBLESSOR the Place as well as the furniture of the Inventory, in the same good conditions in which it received them, with the natural wear and tear for the agreed use, otherwise the SUBLESSEE will be obliged to pay the damages caused by SUBLESSEE in the property as well as in the furniture of the Inventory. Upon return of the Place by the SUBLESSEE, the parties shall conduct a walk-through to evaluate and document the condition of the Place and the furniture of the Inventory.	SEXTA.- ENTREGA DEL LOCAL POR LA SUBARRENDATARIA.- Al término del presente Contrato, la SUBARRENDATARIA queda obligada a desocupar y a entregar a la SUBARRENDADORA el Local así como el mobiliario del Inventario, en las mismas buenas condiciones en que lo recibió, con el desgaste natural por el uso convenido, de lo contrario la SUBARRENDATARIA estará obligada a pagar los daños causados por la SUBARRENDATARIA en el inmueble así como en el mobiliario del Inventario. En la entrega del Local las partes realizarán un recorrido para evaluar y documentar la condición del Local y el mobiliario del Inventario.

SUBLESSEE should also deliver the Place with all improvements made, precisely on the agreed date of termination of this Agreement or, if applicable, on the date of termination or early termination.	La SUBARRENDATARIA deberá realizar la entrega del Local con todas las mejoras que hubiere realizado, precisamente en la fecha pactada de term inación del presente Contrato o en su caso, en la fecha de rescisión o terminación anticipada del mismo.

In case of non-compliance, the SUBLESSEE is obliged to pay in favor of the SUBLESSOR by means of conventional penalty, the exceeding amount of the rent provided in Clause Third, without this implying extension, renouncing to any right to extend or renew the contract under the terms of articles 2341, 2379, 2381 from the Civil Code Of the State of Nuevo León.	En caso de incumplimiento, la SUBARRENDATARIA se obliga a pagar a favor de la SUBARRENDADORA por concepto de pena convencional, el excedente a la renta establecido en la Cláusula Tercera, renunciando por lo mismo desde ahora a cualquier derecho sobre prórroga o renovación del contrato en los términos de los artículos 2341, 2379, 2381, del Código Civil del Estado de Nuevo León.

SEVENTH. - MODIFICATIONS AND IMPROVEMENTS. - The SUBLESSEE may not make any structural or foundational modification or improvement to the Place, whether permanent or not, without the prior written consent of the SUBLESSOR. In its case, the improvements will be for the benefit of the Place.	SÉPTIMA. – MODIFICACIONES Y MEJORAS. – La SUBARRENDATARIA no podrá efectuar ninguna modificación estructural o mejora al Local, ya sea permanente o no, sin el previo consentimiento por escrito de la SUBARRENDADORA. En su caso, las mejoras quedarán a beneficio del Local.

Those movable installations or equipment owned by the SUBLESSEE that can be removed without impairment or damage of the Place are not understood to be improvements under this paragraph and shall be removed and owned by SUBLESSEE. Notwithstanding the foregoing, SUBLESSOR’s consent will not be required for typical office decorations, painting, furnishings, fittings, furniture or fixtures installed, stored, mounted, or otherwise made by SUBLESSEE.	Los muebles propiedad de la SUBARRENDATARIA o equipo que puedan ser removidos sin deterioro o daño del Local no se entienden como mejoras de conformidad con este párrafo y podrán ser removidas por la SUBARRENDATARIA y consideradas de su propiedad. Sin perjuicio de lo anterior, no se requerirá el consentimiento de la SUBARRENDADORA para decoraciones de oficina, pintura, mobiliario, accesorios, muebles o accesorios instalados, almacenados montados o hechos por la SUBARRENDATARIA.

SUBLESSEE may freely install on the Premises, its own signage, or of third parties, expenses, fees and taxes demanded shall be borne by its own account, being entitled to remove them upon termination hereof or of any other if as a consequence it vacates and delivers the Premises.	La SUBARRENDATARIA podrá instalar libremente en el Local, anuncios propios, o de terceros, siendo por su cuenta los gastos, derechos e impuestos que esto demande, quedando facultada para retirarlos al término de este Contrato o de cualquier otro posterior si como consecuencia desocupa y entrega el Local.

EIGHTH. - REPAIRS AND CONSERVATION OF THE FURNITURE PREMISES. –	OCTAVA. – REPARACIONES Y CONSERVACIÓN DEL LOCAL. –

The SUBLESSEE agrees to keep the furniture of the Inventory in the same state in which they were delivered, being responsible for the damages that are caused and that do not derive from the natural wear and tear by the use of said furniture.	La SUBARRENDATARIA se obliga a conservar el mobiliario del Inventario en el mismo estado en el que le fueron entregados, siendo responsable de los daños que se causen y que no deriven del desgaste natural por el uso de dichos muebles.

The SUBLESSOR shall, at SUBLESSOR’s sole cost, make all necessary repairs and replacements to the interior structure of the Place, its interior windows, light fixtures (including ballast bulbs), heating, ventilation, air conditioning (HVAC), plumbing and drainage systems, electrical system, and roof of the Place. SUBLESSOR shall conduct such repairs in a professional and workmanlike manner within five (5) days of SUBLESSEE’s written request if such repairs involve a fundamental utility, such as plumbing, water, HVAC or electricity, and within fifteen (15) days of SUBLESSEE’s written request for non-fundamental repairs that are the SUBLESSOR’s responsibility.	La SUBARRENDADORA realizará a su cargo todas las reparaciones y sustituciones necesarias a la estructura interior del Local, sus cim ientos, ventanas, paredes exteriores, calefacción, ventilación, aire acondicionado, sistemas de plomería y drenaje, sistema eléctrico, ascensores y techo del Local. La SUBARRENDADORA llevará a cabo las reparaciones de manera profesional dentro de los cinco (5) días contados a partir de la recepción de la solicitud por escrito de la SUBARRENDATARIA si tales reparaciones involucran una utilidad fundamental, como plomería, agua, calefacción, ventilación y aire acondicionado o electricidad y dentro de quince (15) para reparaciones no fundamentales que son responsabilidad del la SUBARRENDADORA.

In case of failure by SUBLESSOR to complete fundamental utility repairs within five (5) days of SUBLESSEE’s written request, SUBLESSEE will have the right to deduct from the payment of the rent provided in Clause Fourth, a proportional amount from such rent for each day the repairs remain incomplete	En caso de que la SUBARRENDADORA no complete las reparaciones de utilidad fundamental dentro de los cinco (5) días de la petición por escrito del arrendatario, la SUBARRENDATARIA tendrá derecho a deducir del pago de la renta previsto en la Cláusula Cuarta, una cantidad proporcional a dicha renta por cada día que las reparaciones queden inconclusas.

The SUBLESSOR shall only and exclusively enter the Place with prior written consent of the SUBLESSEE.	La SUBARRENDADORA solo podrá entrar al Local con el previo consentimiento por escrito de la SUBARRENDATARIA.

NINTH. - SERVICES. - The costs of supplying electricity, telephone, water, internet and other services for the Place are included in the monthly rent.	NOVENA. - SERVICIOS. - Los costos por suministro de energía eléctrica, teléfono, agua, internet y demás servicios del Local están incluidos en la renta mensual.

Likewise and as part of the rent set forth in Clause Fourth, SUBLESSOR shall be responsible for providing ventilation and air conditioning of the Premises, as well as any repair and/or maintenance costs related to the same.	De igual forma e incluido en el costo de la renta establecida en la Cláusula Cuarta, la SUBARRENDATARIA será responsable de proporcionar ventilación y aire acondicionado en el Local, así como de los costos de mantenimiento y reparación relacionados con los mismos.

TENTH. – NOTICES AND NOTIFICATIOS. – The SUBLESSEE is obligated and undertakes to give written notice to the SUBLESSOR of any loss or damage that occurs in the leased Place or when there is any novelty that may be detrimental to the Place, within a period of not more than (24) twenty-four hours after SUBLESSEE becomes aware of the event.	DÉCIMA. - AVISOS Y NOTIFICACIONES. – La SUBARRENDATARIA se obliga y compromete a dar aviso por escrito a la SUBARRENDADORA de cualquier siniestro o daños que se presenten en el Local o cuando sobrevenga alguna novedad que pueda ser perjudicial para el Local, en un lapso no mayor de (24) veinticuatro horas a partir de que la SUBARRENDATARIA tenga conocimiento del evento.

For the purposes of this Agreement, for any notice, written communication, as well as for any judicial or extrajudicial notification, the parties expressly state as their address for notices the following:	Para efectos del presente Contrato, para cualquier aviso, comunicación escrita, así como para cualquiera notificación, judicial o extrajudicial, las partes señalan expresamente como sus domicilios convencionales los siguientes:

SUBLESSOR/ SUBARRENDADORA	PAPSA MERX S DE RL DE CV

Attention to/ Atención a:
Address/ Domicilio:

Tel:

SUBLESSEE/ SUBARRENDATARIA
Attention to/ Atención a:	Claudia Goldfarb
Address/ Domicilio:	1440 N Union Bower Rd. Irving, TX 75061

Any notice to the SUBLESSEE shall also be also delivered to the Place. With the exception of the address indicated for the SUBLESSEE, the parties may make changes and/or substitutions of both their representatives and their address for notices, notifying the other party by written notice, which will take effect at 10 calendar days from the date of receipt by the corresponding party.	Cualquier notificación a la SUBARRENDATARIA también será entregada en el Local. Con excepción del domicilio señalado para la SUBARRENDATARIA, las partes podrán realizar cam bios y/o substituciones tanto de su representante como de su domicilio, debiendo notificarse a la otra parte mediante aviso por escrito, el cual surtirá sus efectos a los 10 (diez) días naturales contados a partir de la fecha de recepción del mismo por la parte que corresponda.

ELEVENTH. - ASSIGNMENT AND SUBLEASING. – Except in the case of an assignment to any subsidiary or affiliate of the SUBLESSEE directly or indirectly controlled by the SUBLESSEE, corporate reorganization, consolidation, merger, or acquisition, the parties agree that the SUBLESSEE may not assign or transfer the rights and obligations established in this contract, also lacking the SUBLESSEE of powers to sublease all or part of the object of this contract, without the prior written authorization of the SUBLESSOR.	DÉCIMA PRIMERA. - CESIÓN Y SUBARRENDAMIENTO. - Excepto en el caso de cesión a alguna subsidiaria o afiliada de la SUBARRENDATARIA directa o indirectamente controlada por esta última, una reorganización corporativa, consolidación, fusión o adquisición, las partes acuerdan que la SUBARRENDATARIA no podrá ceder ni traspasar los derechos y obligaciones establecidas en este instrumento, careciendo igualmente la SUBARRENDATARIA de facultades para subarrendar total o parcialmente el objeto del presente contrato, sin la autorización previa y por escrito de parte de la SUBARRENDADORA.

In case the SUBLESSEE fails to comply with the terms provided in the preceding paragraph, the SUBLESSEE will be jointly and severally liable to the sub-SUBLESSEE for any damages caused to the SUBLESSOR, without prejudice to the action for rescission for violation of the Clauses of this Agreement.	En caso de que la SUBARRENDATARIA contravenga a lo establecido en el párrafo anterior, la SUBARRENDATARIA responderá solidariamente con el subarrendatario de los daños y perjuicios que se causen a la SUBARRENDADORA, sin perjuicio de la acción de rescisión por violación a las cláusulas de este Contrato.

SUBLESSOR may only assign or transfer the rights and obligations established in this Agreement if the assignee assumes all rights and obligations of SUBLESSOR under this Agreement.	La SUBARRENDADORA sólo podrá ceder o transferir los derechos y obligaciones establecidos en este Contrato si el cesionario asume todos los derechos y obligaciones de la SUBARRENDADORA de conformidad con este Contrato.

TWELFTH. – OBLIGATIONS OF THE SUBLESSEE. – The SUBLESSEE in addition to what is agreed in the other Clauses of this Agreement and its attachments, also undertakes to comply with the following obligations regarding the use and operation of the Place:	DÉCIMA SEGUNDA.- OBLIGACIONES DE LA SUBARRENDATARIA.- La SUBARRENDATARIA también se obliga, además de lo pactado en las demás Cláusulas del presente Contrato y sus anexos, a cumplir con las siguientes obligaciones relativas al uso y funcionamiento del Local:

a) Do not store dangerous, corrosive or flammable substances in the Place, aside from ordinary office supplies;	a) No guardar sustancias peligrosas, corrosivas o inflamables en el Local, salvo que se trate de suministros ordinarios de oficina;

) To use the Place solely as an administrative office;	b) Destinar el Local únicamente como una oficina administrativa;

a) Not to give the Place a different use to the one agreed in the present contract;	c) No dar al Local un uso distinto al pactado en el presente contrato;

b) Not to carry out or allow acts that affect stability, security or comfort within the Place and to avoid that omissions occur that incur the same results;	d) No realizar o permitir que se realicen actos que afecten la estabilidad, seguridad o comodidad dentro del Local y evitar que se produzcan omisiones que incurran en los mismos resultados;

b) Comply with preventive and security measures required by applicable laws, regulations and other legal provisions;	e) Cumplir con las medidas preventivas y de seguridad que prevengan las leyes, reglamentos y demás disposiciones legales aplicables;

c) Comply with the applicable laws, regulations and official standards and other legal provisions regarding health, civil protection, ecology and other matters that are applicable to their activity, assuming any sanction or administrative infraction that generates their non-compliance;	f) Cumplir con las leyes, reglamentos y normas oficiales y demás disposiciones legales aplicables en materia de salubridad, protección civil, ecología y demás materias que resulten aplicables a su actividad, asumiendo cualquier sanción o infracción administrativa que genere su incumplimiento;

g) Respect in a substantial way, at all times and with all opportunity, the provisions and norms contained in the Manual of Adaptation and Operation that as “Attachment (5)” forms part of this Agreement.	g) Respetar de manera sustancial en todo tiempo y con toda oportunidad las disposiciones y normas contenidas en el Manual de Adecuación y Operación que como “Anexo (5)” forma parte del presente contrato.

Notwithstanding the foregoing, to the extent that the Manual of Adaptation and Operation (Attachment 5) conflicts with the rights of SUBLESSEE under this Agreement, this Agreement will control and supersede. Nothing in the Manual of Adaptation and Operation (Attachment 5) shall be interpreted so as to diminish the rights of SUBLESSEE hereunder;	Sin perjuicio de lo anterior, en la medida en que el Manual de Adaptación y Operación (Anexo 5) entre en conflicto con los derechos de la SUBARRENDATARIA en virtud del presente Contrato, los términos del presente Contrato prevalecerán. Nada de lo establecido en el Manual de Adecuación y Operación (Anexo 5) se interpretará de tal manera que no afecte los derechos de la SUBARRENDATARIA.

h) Not to retain the rent in any case and under no circumstances, except as stated otherwise herein;	h) No retener la renta en ningún caso y bajo ningún concepto, salvo lo establecido en el presente Contrato;

THIRTEENTH. – VOLUNTARY RENOUNCE. – Except with regard to the renewal periods set forth herein, SUBLESSEE renounces from this moment to any term or extension that the law of matter establishes in its favor to extend the validity of this contract; renouncing the SUBLESSEE in addition to the right of preference to occupy the subject matter of this instrument once its validity expires. Likewise, the SUBLESSEE renounces what is contained in Articles 2341, 2379 and 2381 of the Civil Code of the State of Nuevo León.	DÉCIMA TERCERA. - RENUNCIA VOLUNTARIA. – Excepto en lo que respecta a los períodos de renovación aquí establecidos, la SUBARRENDATARIA renuncia desde este momento a cualquier plazo o prórroga que la ley de la materia establezca a su favor para prorrogar la vigencia de este contrato; renunciando la SUBARRENDATARIA además al derecho de preferencia para ocupar el objeto materia de este instrumento una vez concluida su vigencia. Así mismo, la SUBARRENDATARIA renuncia a lo contenido en los Artículos 2341, 2379 y 2381 del Código Civil del Estado de Nuevo León.

FOURTEENTH. - DISCLAIMER OF LIABILITY. - The parties agree that, except as otherwise stated herein, the SUBLESSOR shall not be liable for:	DÉCIMA CUARTA. - EXCLUYENTE DE RESPONSABILIDAD. - Los contratantes convienen que, con excepción de lo establecido en este Contrato, la SUBARRENDADORA no será responsable:

a) The interruptions and / or decompositions that suffer the services with which counts the Place that is leased, except due to the acts, negligence or omissions of SUBLESSOR.	a) De las interrupciones y/o descomposturas que sufran los servicios con que cuenta el Local que se arrienda, excepto cuando se deba a actos, negligencia u omisiones de la SUBARRENDADORA

b) Accidents of any kind that appear or happen in the Place that is leased, object of this contract, except due to the acts, negligence or omissions of SUBLESSOR.	b) De los accidentes de cualquier índole que se presenten o sucedan en el Local que se arrienda, objeto del presente contrato, excepto cuando se deba a actos, negligencia u omisiones de la SUBARRENDADORA

c) Theft, fire, total or partial destruction, occurring in the Place that is leased or in the parking spaces, if applicable, except due to the acts, negligence or omissions of SUBLESSOR.	c) De robo, incendio, destrucción total o parcial, que ocurran en el Local que se arrienda o en los cajones de estacionamiento, en su caso, excepto cuando se deba a actos, negligencia u omisiones de la SUBARRENDADORA.

d) Any demerit or omission in the electricity, potable water and sewerage services, telephony, gas, sewage and other services provided by the Municipal, State or Federal Administration directly or through parastatal companies or that are provided by any private company, except due to the acts or omissions of SUBLESSOR.	d) De cualquier demérito u omisión en los servicios de luz eléctrica, agua potable y alcantarillado, telefonía, gas, alcantarillada y otros, que prestan la Administración Municipal, Estatal, Federal directamente o mediante empresas paraestatales o que sean prestados por cualquier empresa privada, excepto cuando se deba a actos u omisiones de la SUBARRENDADORA.

FIFTEENTH.- LABOR RELATIONS.- The parties state that the SUBLESSOR shall be totally unrelated to the labor-management contractual relations between the SUBLESSEE and its employees, workers or persons contracted by SUBLESSEE. Any labor or employer obligation, responsibility and commitment that originates between The SUBLESSEE and its employees or contractors under its responsibility, will be its exclusive responsibility, so that the SUBLESSOR will be kept out of any responsibility in this regard, because on the occasion of the conclusion of this contract there is no relationship of a labor nature. However, and where it is assumed that the SUBLESSOR is obliged to make some payment of a worker-employer's nature in charge of the SUBLESSEE, the SUBLESSEE undertakes to reimburse the SUBLESSOR for such expenses. Likewise, any labor or employer obligation, responsibility and commitment that originates between the SUBLESSOR and its employees or contractors under its responsibility, will be its exclusive responsibility, so that the SUBLESSEE will be kept out of any responsibility in this regard, because on the occasion of the conclusion of this contract there is no relationship of a labor nature. Nothing in this Fifteenth Clause shall limit SUBLESSOR or SUBLESSEE’s liability with regard to its acts or omissions of a non-employer or non-labor nature involving the other party’s employees or contractors, such as personal injury liability.	DÉCIMA QUINTA.- RELACIÓN LABORAL.-Los contratantes manifiestan que la SUBARRENDADORA será totalmente ajena a las relaciones contractuales obrero-patronal entre la SUBARRENDATARIA y sus empleados, trabajadores o personas que contrate la SUBARRENDATARIA. Cualquier obligación laboral, responsabilidad y compromiso que se origine entre la SUBARRENDATARIA y el personal a su cargo, será de su exclusiva responsabilidad, por lo que la SUBARRENDADORA se mantendrá al margen de cualquier responsabilidad en ese sentido, pues con motivo de la celebración del presente contrato no existe ninguna relación de índole laboral. Sin embargo y en él supuesto que la SUBARRENDADORA se viera obligada a hacer algún pago de índole obrero-patronal a cargo de la SUBARRENDATARIA, la SUBARRENDATARIA se obliga a reembolsar a la SUBARRENDADORA dichas erogaciones. Asimismo, toda responsabilidad laboral o patronal, responsabilidad y compromiso que se origine entre la SUBARRENDADORA y sus empleados o contratistas bajo su responsabilidad, será de su exclusiva responsabilidad, de modo que la SUBARRENDATARIA se mantendrá fuera de toda responsabilidad en este sentido, ya que en la ocasión de la celebración de este contrato no existe relación de naturaleza laboral. Nada en esta Cláusula limitará la responsabilidad de la SUBARRENDADORA o de la SUBARRENDATARIA con respecto a sus actos u omisiones de naturaleza no laboral o no laboral que involucren a los empleados o contratistas de la otra parte, tales como responsabilidad por lesiones personales.

SIXTEENTH. - EVENT. - The SUBLESSEE shall respond to the SUBLESSOR for any damage that may be suffered by the Place, in the event of an incident, as long as it is caused by fault or negligence from the SUBLESSEE.	DÉCIMA SEXTA. - SINIESTRO. – La SUBARRENDATARIA responderá ante la SUBARRENDADORA por los daños que pudiera sufrir el Local, en caso de siniestro, siempre y cuando este sea provocado por culpa, negligencia, descuido o dolo de parte de la SUBARRENDATARIA.

SEVENTEEN. - INSURANCE CONTRACTING. - The SUBLESSEE undertakes to contract and maintain during the term of the lease, at its own expense, a policy of commercial general liability insurance with an insurer duly authorized to operate in Mexico and including the following characteristics:	DECIMA SÉPTIMA. - CONTRATACIÓN DE SEGURO. - La SUBARRENDATARIA se obliga a contratar y mantener vigente durante la vigencia del subarrendamiento, por su cuenta y gasto, una póliza de seguro de – daños y responsabilidad con una aseguradora debidamente autorizada para operar en México y satisfactoria para la SUBARRENDADORA, que incluya las siguientes características:

Commercial General Liability Insurance for a minimum insured amount of the Mexican Pesos equivalent of USD $1,000,000.00 (one million United States dollars) per occurrence including coverage against liability for bodily injury, property damage (including loss of use of property) and personal injury at the Place, including contractual liability. Likewise, it must request to its insurer the elimination of the Subrogation Clause of Rights in Favor of the SUBLESSOR and to deliver to the SUBLESSOR a Certificate of Insurance issued by its Insurer, including the leased location, upon SUBLESSOR’s written request, wherein the SUBLESSOR shall be an additional insured.	Seguro de daños y responsabilidad del equivalente en pesos mexicanos de USD $ 1,000,000.00 (un millón de dólares de los Estados Unidos) por siniestro incluyendo cobertura contra responsabilidad por lesiones corporales, daños a la propiedad (incluyendo pérdida de uso de la propiedad) y lesiones del personal en el Local, incluida la responsabilidad contractual. Asimismo, deberá solicitar a su asegurador la eliminación de la Cláusula de Subrogación de los Derechos a favor de la SUBARRENDADORA y entregar a la SUBARRENDADORA un Certificado de Seguro emitido por su Asegurador, incluyendo el lugar arrendado, en el que la SUBARRENDADORA será un asegurado adicional.

All insurance policies and endorsements mentioned above must be valid and fully paid at all times during the term of the Agreement. The SUBLESSEE shall deliver the SUBLESSOR a copy of the Certificate of Insurance upon SUBLESSOR’s written request. The SUBLESSEE shall provide the SUBLESSOR not less than thirty (30) days’ written notice prior to any cancellation or modification of said policy.	Todas las pólizas y endosos de los seguros antes mencionados, deberán estar vigentes y totalmente pagadas en todo momento durante la vigencia del Contrato. La SUBARRENDATARIA deberá entregar la SUBARRENDADORA copia de las pólizas correspondientes previa solicitud por escrito de ésta última. La SUBARRENDATARIA deberá proporcionar a la SUBARRENDADORA con por lo menos de treinta (30) días de anticipación un aviso por escrito antes de cualquier cancelación o modificación de dicha póliza.

The SUBLESSEE agrees that, in case of failure to comply with the insurance obligations set forth in this Clause, this shall be sufficient reason for the SUBLESSOR to terminate the Agreement without the need for judicial resolution, by simple 30-day notification in writing from the SUBLESSOR to the SUBLESSEE, provided that no termination shall occur if the SUBLESSEE cures the default within such thirty (30) day period.	La SUBARRENDATARIA acuerda que, en caso de no cumplir con las obligaciones en materia de seguros establecidas en la presente Cláusula, ello será razón suficiente para que la SUBARRENDADORA rescinda el Contrato sin necesidad de resolución judicial alguna, mediante simple notificación por escrito con 30 días de anticipación de la SUBARRENDADORA a la SUBARRENDATARIA, siempre que no se produzca la term inación si la SUBARRENDATARIA subsana el incumplimiento dentro de ese período de treinta (30) días.

The SUBLESSEE is obliged to place fire extinguishers in accordance with the most current NFPA standard, and other information requested by insurance companies, applicable law and internal regulations of the property that apply to all tenants, as well as to maintain them in optimum operating conditions.	La SUBARRENDATARIA queda obligada a colocar extintores de acuerdo a norma NFPA más vigente, y demás señalamientos que soliciten las compañías de seguros, la legislación aplicable y los reglamentos internos del inmueble que son aplicables a todos los inquilinos, así como mantenerlos en óptimas condiciones de funcionamiento.

The SUBLESSEE undertakes to cover all insurance premiums, as well as any other costs and expenses arising from the contracting and maintenance in force of the above insurance policies, under the terms and conditions mentioned above, expressly agreeing that, in the event that the SUBLESSEE fails to cover such amounts for the contracting or renewal of said insurance, then SUBLESSOR may cover any amount for the contracting or renewal of said insurance, and the SUBLESSEE undertakes to reimburse the SUBLESSOR, upon written request, any amount which the latter may have issued for this reason, plus the corresponding interest, which shall be calculated at the interest rate and under the terms and conditions mentioned in the Sixth Clause within the ten (10) calendar days following the date on which is required, at the domicile of the SUBLESSOR.	La SUBARRENDATARIA se obliga a cubrir todas las primas de seguro, así como cualesquiera otros costos y gastos que se originen con motivo de la contratación y mantenimiento en vigor de las pólizas de seguros, en los términos y condiciones arriba mencionados, conviniéndose en forma expresa que, en caso que la SUBARRENDATARIA no cubra dichos montos por la contratación o renovación de dicho seguro, entonces la SUBARRENDADORA pueda cubrir cualquier suma por la contratación o renovación de los citados seguros, y la SUBARRENDATARIA se obliga a reembolsar a la SUBARRENDADORA, previo requerimiento por escrito, cualquier cantidad que éste hubiere erogado por este motivo, más los intereses correspondientes, que serán calculados a la tasa de interés y en los términos y condiciones que se mencionan en la cláusula sexta dentro de los 10 (diez) días naturales siguientes a la fecha en que así se lo requiera, en el domicilio de la SUBARRENDADORA.

In case of loss to the Place that will result in damage or destruction of the same, the SUBLESSEE will promptly notify the SUBLESSOR in writing.	En caso de siniestro al Local que resultará en daño o destrucción del mismo, la SUBARRENDATARIA avisará prontamente y por escrito a la SUBARRENDADORA.

EIGHTEENTH. - TERMINATION. - The following shall be grounds for termination of this contract, for reasons attributable to the SUBLESSEE in addition to those indicated in article 2383 of the Civil Code of the State of Nuevo León, provided that, in all cases, the SUBLESSOR first gives thirty (30) days written notice and SUBLESSEE fails to cure within such thirty (30) day period: 1.- The fact that the SUBLESSEE does not directly occupy the Place; 2.- The fact of not paying the monthly rent, except as provided in Clause Fourth; 3.-The SUBLESSEE uses the Place for a different purpose than the one established in this Agreement; 4.- The SUBLESSEE is declared bankrupt, insolvency or suspension of payments; 5.- That the SUBLESSEE is put on strike or suffers from workers' complaints or any other factors that affect its good functioning for a period exceeding one calendar month; 6.- That the SUBLESSEE refrains from performing at all times, at its own expense, any repairs and maintenance services that it is obligated to perform under this Agreement.	DÉCIMA OCTAVA. - RESCISIÓN. - Serán causas de rescisión del presente contrato, por causa imputable a la SUBARRENDATARIA además de las señaladas en el artículo 2383 del Código Civil del Estado de Nuevo León, las que a continuación se enuncian, siempre que, en todos los casos, la SUBARRENDADORA de un aviso por escrito con treinta (30) días de antelación y transcurrido ese término la SUBARRENDATARIA no de cumplimiento: 1.-El hecho de que la SUBARRENDATARIA no ocupe directamente el Local. 2.- El hecho de no pagar íntegramente la renta mensual, salvo por lo establecido en la Cláusula Cuarta. 3.- El que la SUBARRENDATARIA utilice el Local para un fin distinto al establecido en este Contrato. 4.- El que la SUBARRENDATARIA sea declarado en quiebra, concurso o suspensión de pagos. 5.- El que la SUBARRENDATARIA sea emplazado a huelga o sufra de reclamaciones obreras o de cualesquiera otras índoles que afecten su buen funcionamiento por un período superior a un mes de calendario; 6- El que la SUBARRENDATARIA se abstenga de realizar con toda oportunidad, a su cargo, cualesquiera reparaciones y servicios a los que esté obligada conforme al presente Contrato.

SUBLESSEE may terminate this Agreement at any time and, without penalty or responsibility to SUBLESSEE, upon SUBLESSOR’s breach of its obligations under this Agreement or applicable law, provided that SUBLESSEE first gives SUBLESSOR thirty (30) days advance written notice and SUBLESSOR fails to cure within such thirty (30) day period.	La SUBARRENDATARIA podrá dar por terminado el presente Contrato en cualquier tiempo y sin penalización ni responsabilidad para la SUBARRENDATARIA si la SUBARRENDADORA incumple sus obligaciones en virtud del presente Contrato o de la ley aplicable, siempre que la SUBARRENDATARIA otorgue por primera vez a la SUBARRENDADORA aviso por escrito con 30 (treinta) días de antelación y la SUBARRENDADORA no de cumplimiento en ese período de treinta (30) días.

NINETEENTH. - TAXES. - With the exception of Income Tax, and from what is established in the immediately following paragraph, the VAT and the fulfillment of the tax obligations that established by the applicable laws in charge of the SUBLESSEE, whatever the denomination and amount will be the exclusive responsibility of the SUBLESSEE.	DÉCIMA NOVENA. - IMPUESTOS. - Con excepción del Impuesto Sobre la Renta, y de lo establecido en el párrafo inmediato siguiente, tanto el IVA y el cumplimiento de las obligaciones tributarias establecidas por las leyes aplicables a cargo de la SUBARRENDATARIA, cualquiera que sea la denominación y monto de ellos, será a cargo exclusivo de la SUBARRENDATARIA.

The corresponding Income Tax, Property Tax, Building Tax and Planning Taxes for Public Works or similar that come to arise, will be on account and cost of the SUBLESSOR.	El Impuesto Sobre la Renta, el Impuesto Predial y los Impuestos de Planificación para Obras Públicas correspondientes o similares que lleguen a surgir, serán por cuenta y costo de la SUBARRENDADORA.

TWENTIETH. - ABSENCE OF VITIATED CONSENT. - Both parties agree and acknowledge that in this contract there is no error, bad faith, or any other defects of the consent that could affect the existence or validity of the same.	VIGÉSIMA. - AUSENCIA DE VICIOS DEL CONSENTIMIENTO. - Ambas partes acuerdan y reconocen que en el presente contrato no existe error, dolo, mala fe, ni cualesquiera otros vicios del consentimiento que pudiera afectar la existencia o validez del mismo.

TWENTY-FIRST. - VALIDITY OF THE CONTRACT. - This document constitutes the entire Agreement between the parties, therefore, they are left without effect and any other contract or document previously signed by both parties on the same subject matter of this contract is canceled. Any modification to this Agreement will be valid and will take effect if it is executed in writing and is duly signed by both contracting parties. The Agreement is made in dual Spanish and English versions. In the event of a conflict of interpretation between the two versions, the English version shall prevail.	VIGÉSIMA PRIMERA. - VALIDEZ DEL CONTRATO. - Este Instrumento constituye la totalidad del contrato celebrado entre las partes, por lo tanto, se dejan sin efectos y se cancela cualquier otro contrato o documento celebrado con anterioridad por ambas partes sobre el mismo objeto de este Contrato. Cualquier modificación a este Contrato será válida y surtirá efecto si es celebrado por escrito y está debidamente suscrita y firmada por ambas partes contratantes. El Contrato se hace en dos versiones en español e inglés. En caso de conflicto de interpretación entre las dos versiones, prevalecerá la versión en inglés.

TWENTY-SECOND. - HEADERS. - The headings mentioned in each of the clauses of this Agreement, will only have orientation effects, so they are not considered an integral part of them.	VIGÉSIMA SEGUNDA. - ENCABEZADOS. - Los encabezados que se citan en cada una de las cláusulas del presente Contrato, sólo tendrán efectos de orientación, por lo que no se consideran parte integral de las mismas.

TWENTY-THIRD. - JURISDICTION. - For the interpretation, compliance or execution of what is agreed upon in this contract, the contractors expressly submit to the current legislation in the State of Nuevo León and to the jurisdiction of the Judicial Courts residing in Monterrey, Nuevo León, expressly waiving any jurisdiction by reason of their present or future domicile, or for any other reason, may correspond to them.	VIGÉSIMA TERCERA. - JURISDICCIÓN. - Para la interpretación, cumplimiento o ejecución de lo pactado en el presente contrato, los contratantes se someten expresamente a las Leyes vigentes en el Estado de Nuevo León y al fuero de los Tribunales Judiciales con residencia en Monterrey, Nuevo León, renunciando expresamente a cualquier fuero que, por razón de su domicilio presente o futuro, o por cualquier otra causa pudiere corresponderles.

TWENTY-FOURTH. - RATIFICATION OF CONTRACT. - The parties undertake to ratify their signatures and content of this document, before the faith of a Public Notary of the SUBLESSOR election, within five (5) days following the conclusion of this Agreement, being in charge of the SUBLESSOR the fees that accrue from such ratification.	VIGÉSIMA CUARTA. - RATIFICACIÓN DE CONTRATO. - Las partes se obligan a ratificar sus firmas y contenido del presente instrumento, ante la fe de un fedatario público de la elección de la SUBARRENDADORA, dentro de los 05 (cinco) días siguientes a la celebración del presente contrato, siendo a cargo de la SUBARRENDADORA los honorarios que se devenguen de dicha ratificación.

TWENTY-FIFTH. - ATTACHMENTS. – The attachments listed below form integral part of this Agreement:	VIGÉSIMA QUINTA. - ANEXOS. - Los anexos que se enlistan a continuación forman parte integral del presente Contrato:

ATTACHMENT (1).- Original Lease Agreement (including its amendments)	ANEXO (1).- Contrato de Arrendamiento Original (incluyendo sus modificaciones)
ATTACHMENT (2) .- Sublease authorization letter	ANEXO (2). Carta autorización de subarrendamiento.

ATTACHMENT (3) .- Inventory of furniture	ANEXO (3).- Inventario de mobiliario
ATTACHMENT (4) .- Plan of description of the Place	ANEXO (4).- Plano de descripción del Local
ATTACHMENT (5).- Manual of Adaptation and Operation	ANEXO (5).- Manual de Adecuación y Operación

The parties, knowing the legal and material scope of this Agreement, sign it in duplicate to their full compliance, in the presence of two witnesses who attest to the celebration and signature of this legal act on January 19, 2024.	Las partes, sabedoras del alcance jurídico y material del presente Contrato, lo firman por duplicado a su entera conformidad, ante la presencia de dos testigos que dan fe de la celebración y firma del presente acto jurídico el día 19 de enero de 2024.

SUBLESSOR/ SUBARRENDADORA

/s/ Martha Elva Sepulveda Elizondo
PAPSA MERX S DE RL DE CV
Representada por / Represented by:
Martha Elva Sepúlveda Elizondo
Attorney-in-Fact/ Apoderada Legal

SUBLESSEE/ SUBARRENDATARIA

/s/ Claudia Goldfarb
SOW GOOD, INC.
Representada por / Represented by:
Claudia Goldfarb
President / Presidente

Hector Dassaev Alvarez Garcia	Name:
Witness/ Testigo	Witness/ Testigo